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                                                    Registration No. 333-

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                     FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                         Selective Insurance Group, Inc.
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              (Exact name of registrant as specified in its charter)

            New Jersey                                22-2168890
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(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                    Identification No.)

                40 Wantage Avenue, Branchville, New Jersey 07890
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               (Address of Principal Executive Offices) (Zip Code)

              Selective Insurance Group, Inc. Stock Option Plan II
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                             (Full title of the plan)

                              Thornton R. Land, Esq.
           Executive Vice President, Administration and General Counsel
                         Selective Insurance Group, Inc.
                               40 Wantage Avenue
                          Branchville, New Jersey 07890
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                     (Name and address of agent for service)

                                (973) 948-3000
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        (Telephone number, including area code, of agent for service)

                                   Copies to:
                             Stewart E. Lavey, Esq.
                             Shanley & Fisher, P.C.
                               131 Madison Avenue
                          Morristown, New Jersey 07962
                             ---------------------

                        Calculation of Registration Fee
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                                   Proposed     Proposed
Title of                           maximum      maximum
securities          Amount         offering     aggregate      Amount of
to be               to be          price per    offering       registra-
registered          registered     share(1)     price(1)       tion fee
----------          ----------     ---------    -----------    ----------
Common Stock,       1,000,000      $   54.25    $54,250,000    $   16,439
$2.00 par value     shares
(including
Series A Junior
Preferred Stock
purchase rights)(2)
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(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low price per share as reported on the Nasdaq National Market on October 7, 1997.

(2) Prior to the occurrence of certain events, purchase rights for units of Series A Junior Preferred Stock will not be evidenced separately from the Common Stock.


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This Registration Statement covers the registration of an additional
1,000,000 shares of the common stock, $2.00 par value ("Common Stock") (including Series A Junior Preferred Stock purchase rights) of Selective Insurance Group, Inc. (the "Company") under the Company's Stock Option Plan II (the "Plan"). The Company previously registered shares of its Common Stock under the Plan pursuant to a Registration Statement on Form S-8 (Registration No. 33-87534), the contents of which are hereby incorporated by reference in accordance with General Instruction E of Form S-8.



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                                  Part II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.     Undertakings.
            ------------
            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  II-2

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                  (3)   To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    II-3


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                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville, State of New Jersey on the 8 day of October, 1997.

     SELECTIVE INSURANCE GROUP, INC.


     By: /s/James W. Entringer
         ---------------------
         James W. Entringer
         Chairman of the Board,
         Chief Executive
         Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature                        Capacity in Which Signed


    /s/James W. Entringer                  Chairman of the Board,
    ---------------------------            Chief Executive Officer and
    James W. Entringer                     Director


    /s/David B. Merclean                   Senior Vice President and Chief
    ---------------------------            Financial Officer
    David B. Merclena                      (principal financial and
                                           accounting officer)



    /s/A. David Brown*                     Director
    ---------------------------
    A. David Brown



    /s/William A. Dolan, II*               Director
    ---------------------------
    William A. Dolan, II



    /s/William C. Gray, D.V.M.*            Director
    ---------------------------
    William C. Gray, D.V.M.



                                     II-4


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    /s/C. Edward Herder*                   Director
    ---------------------------
    C. Edward Herder


    /s/Frederick H. Jarvis*                Director
    ---------------------------
    Frederick H. Jarvis



    /s/William M. Kearns, Jr.*             Director
    ---------------------------
    William M. Kearns, Jr.


    /s/Joan Lamm-Tennant, Ph.D.*           Director
    ---------------------------
    Joan Lamm-Tennant, Ph.D.


    /s/S. Griffin McClellan III*           Director
    ---------------------------
    S. Griffin McClellan III


    /s/Russell R. Moffett*                 Director
    ---------------------------
    Russell R. Moffett


    /s/Gregory E. Murphy*                  Director
    ---------------------------
    Gregory E. Murphy


    /s/William M. Rue*                     Director
    ---------------------------
    William M. Rue


    /s/Thomas D. Sayles, Jr.*              Director
    ---------------------------
    Thomas D. Sayles, Jr.


    /s/J. Brian Thebault*                  Director
    ---------------------------
    J. Brian Thebault

*James W. Entringer hereby signs this Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on October 8, 1997 pursuant to a power of attorney filed herewith.

By: /s/James W. Entringer
     --------------------
     James W. Entringer
     Attorney-in-Fact

Dated: October 8, 1997

                                      II-5




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                                 EXHIBIT INDEX


Exhibit
-------

4.1   Selective Insurance Group, Inc. Stock Option Plan II, as amended

5     Opinion of Shanley & Fisher, P.C.

23.1  Consent of Shanley & Fisher, P.C. (included in Exhibit 5)

23.2  Consent of KPMG Peat Marwick LLP

24    Powers of Attorney